Exhibit 99.1

BROCADE CONTACTS
Public Relations John Noh Tel: 408-333-5108 jnoh@brocade.com	Investor Relations Ben Jones Tel: 408-333-6601 bjones@brocade.com
Brocade Reports Fiscal Q2 2014 Results
Board of Directors Initiates Cash Dividend

SAN JOSE, Calif., May 22, 2014 — Brocade® (NASDAQ: BRCD) today reported financial results for its second fiscal quarter ended May 3, 2014. Brocade reported second quarter revenue of $537 million, flat year-over-year and down 5% quarter-over-quarter. The company reported a GAAP loss per share of $(0.03), compared with a profit of $0.10 per share in Q2 2013. The GAAP loss was due to an $83 million non-cash goodwill impairment charge associated with the strategic repositioning of the ADX product family. More information on this subject is provided in the highlights section below. Non-GAAP diluted EPS was $0.19, up from $0.17 in Q2 2013, principally due to higher gross margins and lower operating expenses.

“This was a solid quarter for Brocade in which our Storage Area Networking (SAN) revenue grew year-over-year and our refocused IP Networking business made good progress in the quarter,” said Lloyd Carney, CEO of Brocade.  “We see increasing customer interest in our software networking and Ethernet fabric technology as we drive innovation and disruption in data center networking. We are also pleased to report that our Board has approved the initiation of a quarterly cash dividend of $0.035 per share to be paid in Q3 2014."

Key Financial Metrics:

	Q2 2014		Q1 2014		Q2 2013		Q2 2014 vs. Q1 2014	Q2 2014 vs. Q2 2013
Revenue	$537	M	$565	M	$539	M	(5%)	—%
GAAP EPS—diluted	$(0.03)		$0.18		$0.10		(118%)	(131%)
Non-GAAP EPS—diluted	$0.19		$0.24		$0.17		(19%)	16%
GAAP gross margin	66.0%		66.0%		62.0%		—	4.0 pts
Non-GAAP gross margin	66.7%		67.7%		65.1%		(1.0) pts	1.6 pts
GAAP operating margin	3.8%		21.5%		10.6%		(17.7) pts	(6.8) pts
Non-GAAP operating margin	23.2%		27.9%		19.0%		(4.7) pts	4.2 pts
Cash provided by operations	$168	M	$109	M	$120	M	54%	41%
Share Repurchases	$50	M	$140	M	$39	M	(64%)	30%

Please see important note of explanation on non-GAAP financial measures below, including a detailed reconciliation between GAAP and non-GAAP information in the tables included herein.

Highlights:

•
SAN business revenue, including products and services, was $379 million, up 1% year-over-year and down 8% sequentially. The year-over-year growth was primarily due to higher sales within the switch and embedded products as well as increased support revenue. The sequential decline was slightly better than expected in a seasonally soft quarter for many OEM partners of Brocade.

•
IP Networking business revenue, including products and services, was $157 million, down 4% year-over-year and up 3% sequentially. The year-over-year decline was due to lower sales to the U.S. Federal government, the divestiture of the network adapter business, and the change in the Company's wireless business strategy. The sequential increase was principally due to higher sales of Ethernet switching products as well as increased support revenue. During Q2 2014, an estimated 57% of IP Networking product revenue came from data center customers, up 7 pts year-over-year and down 2 pts sequentially. The estimated percentage of revenue coming from data center IP Networking customers may fluctuate quarter-to-quarter due to the timing of large data center customer transactions.

•
As part of the Company's previously communicated strategy to focus on the data center and other key technology segments, the Company made a strategic shift during Q2 2014 to reduce investment in the hardware-based ADX products and to increase investment in the software-based ADX products for the Layer 4-7 market. As a result of this change in strategy, the Company expects hardware-based ADX and related support revenue to be negatively impacted by $20 million to $40 million on an annualized basis compared with fiscal 2013 results. The Company recognized a related $83 million non-cash goodwill impairment charge in Q2 2014.

•
The $83 million goodwill impairment charge is non-deductible for tax purposes resulting in the Company's effective GAAP tax provision rate being significantly higher in Q2 2014. In addition, the effective GAAP and non-GAAP tax provision rates for Q2 2014 were higher than Q2 2013 due to the R&D tax credit that expired on December 31, 2013 and has not been extended by Congress.

•
The Brocade Board of Directors has initiated a quarterly cash dividend of $0.035 per share of the Company's common stock. The first dividend payment will be made on July 2, 2014 to stockholders of record as of the close of market on June 10, 2014. Future dividend payments are subject to review and approval by the Board of Directors.

Brocade management will host a conference call to discuss the fiscal second quarter results and the fiscal third quarter outlook today at 2:30 p.m. PT (5:30 p.m. ET). To access the webcast please go to www.brcd.com/events.cfm. A replay of the conference call, prepared comments and slides, as well as a written transcript, will be available at www.brcd.com.
Other Q2 2014 product, customer, and partner announcements are available at http://newsroom.brocade.com/.
Brocade (www.brocade.com)
130 Holger Way, San Jose, CA 95134
T. 408.333.8000 F. 408.333.8101

Financial Highlights and Additional Financial Information

	Q2 2014	Q1 2014	Q2 2013
Routes to market as a % of total net revenues:
OEM revenues	68%	70%	66%
Channel/Direct revenues	32%	30%	34%
10% or greater customer revenues	56%	57%	45%
Geographic split as a % of total net revenues (1):
Domestic revenues	59%	57%	58%
International revenues	41%	43%	42%
Segment split as a % of total net revenues:
SAN product revenues	60%	63%	59%
IP Networking product revenues	22%	21%	25%
Global Services revenues	18%	16%	16%
SAN business revenues (2)	71%	73%	69%
IP Networking business revenues (2)	29%	27%	31%
IP Networking Business Revenue by Use Category (3):
Data Center (4)	57%	59%	50%
Enterprise Campus	37%	34%	36%
Carrier Network (MAN/WAN)	6%	7%	14%

Additional information:	Q2 2014		Q1 2014		Q2 2013
GAAP net income (loss)	$(14	)M	$81	M	$47	M
Non-GAAP net income	$87	M	$109	M	$78	M
GAAP operating income	$20	M	$121	M	$57	M
Non-GAAP operating income	$124	M	$158	M	$103	M
Adjusted EBITDA (5)	$146	M	$184	M	$120	M
Effective GAAP tax provision (benefit) rate	225.1%		27.1%		(0.4%)
Effective Non-GAAP tax provision rate	24.6%		26.1%		15.9%
Cash and cash equivalents	$1,138	M	$999	M	$764	M
Deferred revenues	$304	M	$298	M	$302	M
Capital expenditures	$14	M	$13	M	$13	M
Total debt, net of discount	$598	M	$599	M	$599	M
Cash, net of senior debt and capitalized leases	$535	M	$395	M	$159	M
Days sales outstanding	35 days		35 days		40 days
Employees at end of period	4,061		4,077		4,648
SAN port shipments	1.1	M	1.2	M	1.0	M
Please see important note of explanation on non-GAAP financial measures below, including a detailed reconciliation between GAAP and non-GAAP information in the tables included herein.

1)
Revenues are attributed to geographic areas based on product delivery location. Since some OEM partners take delivery of Brocade products domestically and then ship internationally to their end-users, the percentage of international revenues based on end-user location would likely be higher.

2)	SAN and IP Networking business revenues include product, support, and services revenues.

3)	Business revenue by use category split is estimated based on the analysis of the information the Company collects in its sales management system.

4)	Data Center includes enterprise, service provider, and government data center revenues.

5)	Adjusted EBITDA is as defined in the Company's Credit Agreement.

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures. In evaluating Brocade’s performance, management uses certain non-GAAP financial measures to supplement consolidated financial statements prepared under GAAP.
Management believes that non-GAAP financial measures used in this press release allow management to gain a better understanding of Brocade’s comparative operating performance both from period to period, and to its competitors’ operating results. Management also believes these non-GAAP financial measures help indicate Brocade’s baseline performance before gains, losses or charges that are considered by management to be outside ongoing operating results. Accordingly, management uses these non-GAAP financial measures for planning and forecasting of future periods and in making decisions regarding operations performance and the allocation of resources. Management believes these non-GAAP financial measures, when read in conjunction with Brocade’s GAAP financials, provide useful information to investors by offering:

•	the ability to make more meaningful period-to-period comparisons of Brocade’s ongoing operating results;

•	the ability to make more meaningful comparisons of Brocade’s operating performance against industry and competitor companies;

•	the ability to better identify trends in Brocade’s underlying business and to perform related trend analysis;

•	a better understanding of how management plans and measures Brocade’s underlying business; and

•	an easier way to compare Brocade’s most recent results of operations against investor and analyst financial models.
Management excludes certain gains or losses and benefits or costs in determining non-GAAP net income that are the result of infrequent events or arise outside the ordinary course of Brocade’s continuing operations. Management believes that it is appropriate to evaluate Brocade’s operating performance by excluding those items that are not indicative of ongoing operating results or limit comparability. Such items include, but are not limited to: (i) legal provision or recovery associated with certain pre-acquisition litigation, (ii) call premium cost and write-off of original issue discount and debt issuance costs related to lenders that did not participate in refinancing, (iii) settlement gain associated with certain pre-acquisition-related litigation, (iv) restructuring, goodwill impairment, and other related costs, net, (v) gain on sale of network adapter business and (vi) specific non-cash and non-recurring tax benefits or detriments.
Management also excludes the following non-cash charges in determining non-GAAP net income (i) stock-based compensation expense and (ii) amortization of purchased intangible assets. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, management believes that the exclusion of stock-based compensation allows for more accurate comparisons of our operating results to our peer companies. Management also believes that the exclusion of expense associated with the amortization of acquisition-related intangible assets is appropriate because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have short lives and exclusion of the amortization expense allows comparisons of operating results that are consistent over time for Brocade’s newly acquired and long-held businesses.
Finally, management believes that it is appropriate to exclude the tax effects of the items noted above in order to present a more meaningful measure of non-GAAP net income.
Limitations These non-GAAP financial measures have limitations, however, because they do not include all items of income and expense that impact the company. Management compensates for these limitations by also considering Brocade’s GAAP results. The non-GAAP financial measures that Brocade uses are not prepared in accordance with, and should not be considered an alternative to measurements required by GAAP, such as operating income, net income and net income per-share, and should not be considered measurements of Brocade’s liquidity. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. In addition, these non-GAAP financial measures may not be comparable to similar measurements reported by other companies.

Cautionary Statement
This press release contains statements that are forward-looking in nature, including statements regarding Brocade’s strategy, operational performance and capital allocation. These statements are based on current expectations on the date of this press release and involve a number of risks and uncertainties which may cause actual results to differ significantly from such estimates. The risks include, but are not limited to, changes in IT spending levels in one or more of our target markets, Brocade’s ability to execute on its sale strategy, and the effect of increasing market competition and changes in the industry. Certain of these and other risks are set forth in more detail in “Item 1A. Risk Factors” in Brocade’s Annual Report on Form 10-K for the fiscal year ended October 26, 2013. Brocade does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise.
About Brocade
Brocade (NASDAQ: BRCD) networking solutions help the world’s leading organizations transition smoothly to a world where applications and information reside anywhere. (www.brocade.com)
ADX, Brocade, Brocade Assurance, the B-wing symbol, DCX, Fabric OS, ICX, MLX, MyBrocade, OpenScript, VCS, VDX, and Vyatta are registered trademarks, and HyperEdge, The Effortless Network, and The On-Demand Data Center are trademarks of Brocade Communications Systems, Inc., in the United States and/or in other countries. Other brands, products, or service names mentioned may be trademarks of their respective owners.

© 2014 Brocade Communications Systems, Inc. All Rights Reserved.

BROCADE COMMUNICATIONS SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Six Months Ended
	May 3, 2014	April 27, 2013	May 3, 2014	April 27, 2013
	(In thousands, except per-share amounts)
Net revenues
Product	$442,280	$451,746	$917,485	$953,993
Service	94,630	87,038	183,960	173,520
Total net revenues	536,910	538,784	1,101,445	1,127,513
Cost of revenues
Product	142,271	164,599	295,898	338,974
Service	40,347	40,073	78,585	80,502
Total cost of revenues	182,618	204,672	374,483	419,476
Gross margin	354,292	334,112	726,962	708,037
Operating expenses:
Research and development	90,554	98,429	177,710	196,119
Sales and marketing	139,597	145,316	272,262	294,327
General and administrative	21,112	20,037	41,255	39,114
Amortization of intangible assets	131	13,151	10,014	28,007
Restructuring, goodwill impairment, and other related costs	82,703	—	88,920	—
Gain on sale of network adapter business	—	—	(4,884)	—
Total operating expenses	334,097	276,933	585,277	557,567
Income from operations	20,195	57,179	141,685	150,470
Interest expense	(9,234)	(10,432)	(18,430)	(36,800)
Interest and other income (loss), net	(20)	31	(1,356)	97
Income before income tax	10,941	46,778	121,899	113,767
Income tax expense (benefit)	24,625	(171)	54,699	88,073
Net income (loss)	$(13,684)	$46,949	$67,200	$25,694
Net income (loss) per share—basic	$(0.03)	$0.10	$0.15	$0.06
Net income (loss) per share—diluted	$(0.03)	$0.10	$0.15	$0.06
Shares used in per-share calculation—basic	436,167	453,133	438,370	453,988
Shares used in per-share calculation—diluted	436,167	466,919	451,999	466,620

BROCADE COMMUNICATIONS SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Unaudited)

	Three Months Ended		Six Months Ended
	May 3, 2014	April 27, 2013	May 3, 2014	April 27, 2013
	(In thousands)
Net income (loss)	$(13,684)	$46,949	$67,200	$25,694
Other comprehensive income and loss, net of tax:
Unrealized gains (losses) on cash flow hedges:
Change in unrealized gains and losses	1,094	(1,915)	170	(1,992)
Net gains and losses reclassified into earnings	32	(32)	1	(210)
Net unrealized gains (losses) on cash flow hedges	1,126	(1,947)	171	(2,202)
Foreign currency translation adjustments	1,298	(1,762)	475	(2,142)
Total other comprehensive income (loss)	$2,424	$(3,709)	646	(4,344)
Total comprehensive income (loss)	$(11,260)	$43,240	$67,846	$21,350

BROCADE COMMUNICATIONS SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	May 3, 2014	October 26, 2013
	(In thousands, except par value)
ASSETS
Current assets:
Cash and cash equivalents	$1,137,613	$986,997
Accounts receivable, net of allowances for doubtful accounts of $531 and $575 at May 3, 2014, and October 26, 2013, respectively	193,804	249,598
Inventories	40,773	45,344
Deferred tax assets	116,557	98,018
Prepaid expenses and other current assets	47,687	42,846
Total current assets	1,536,434	1,422,803
Property and equipment, net	452,722	472,940
Goodwill	1,556,733	1,645,437
Intangible assets, net	23,386	40,258
Non-current deferred tax assets	788	1,585
Other assets	38,846	38,368
Total assets	$3,608,909	$3,621,391
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$79,952	$88,218
Accrued employee compensation	141,482	145,996
Deferred revenue	230,704	226,696
Current restructuring liabilities	2,876	16,418
Current portion of long-term debt	2,277	2,996
Other accrued liabilities	64,898	80,339
Total current liabilities	522,189	560,663
Long-term debt, net of current portion	595,452	596,208
Non-current restructuring liabilities	3,587	1,008
Non-current deferred revenue	72,956	76,426
Non-current income tax liability	46,271	38,680
Non-current deferred tax liabilities	31,124	—
Other non-current liabilities	1,583	1,593
Total liabilities	1,273,162	1,274,578
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value, 800,000 shares authorized:
Issued and outstanding: 435,452 and 445,285 shares at May 3, 2014, and October 26, 2013, respectively	436	445
Additional paid-in capital	1,836,249	1,915,152
Accumulated other comprehensive loss	(12,798)	(13,444)
Retained earnings	511,860	444,660
Total stockholders’ equity	2,335,747	2,346,813
Total liabilities and stockholders’ equity	$3,608,909	$3,621,391

BROCADE COMMUNICATIONS SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended
	May 3, 2014	April 27, 2013
	(In thousands)
Cash flows from operating activities:
Net income (loss)	$(13,684)	$46,949
Adjustments to reconcile net income to net cash provided by operating activities:
Excess tax benefits from stock-based compensation	(13,080)	(3,248)
Depreciation and amortization	21,173	43,964
Loss on disposal of property and equipment	830	1,057
Amortization of debt issuance costs and original issue discount	285	268
Call premium cost related to lenders that did not participate in refinancing	—	(9,939)
Provision for doubtful accounts receivable and sales allowances	1,961	2,206
Non-cash compensation expense	21,052	19,172
Goodwill impairment charge	83,382	—
Changes in assets and liabilities:
Restricted cash	—	11,926
Accounts receivable	22,495	(24,811)
Inventories	2,473	6,980
Prepaid expenses and other assets	(11,857)	(12)
Deferred tax assets	(38)	157
Accounts payable	951	268
Accrued employee compensation	27,470	18,407
Deferred revenue	5,987	6,405
Other accrued liabilities	22,869	93
Restructuring liabilities	(4,025)	(227)
Net cash provided by operating activities	168,244	119,615
Cash flows from investing activities:
Purchases of non-marketable minority equity investments	(223)	—
Purchases of property and equipment	(14,429)	(13,082)
Net cash used in investing activities	(14,652)	(13,082)
Cash flows from financing activities:
Payment of principal related to senior secured notes	—	(300,000)
Payment of debt issuance costs related to senior unsecured notes	—	(549)
Payment of principal related to capital leases	(1,141)	(491)
Common stock repurchases	(50,052)	(38,649)
Proceeds from issuance of common stock	22,120	12,087
Excess tax benefits from stock-based compensation	13,080	3,248
Decrease in restricted cash	—	300,000
Net cash used in financing activities	(15,993)	(24,354)
Effect of exchange rate fluctuations on cash and cash equivalents	1,327	(1,497)
Net increase in cash and cash equivalents	138,926	80,682
Cash and cash equivalents, beginning of period	998,687	683,616
Cash and cash equivalents, end of period	$1,137,613	$764,298

BROCADE COMMUNICATIONS SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended
	May 3, 2014	April 27, 2013
	(In thousands)
Cash flows from operating activities:
Net income	$67,200	$25,694
Adjustments to reconcile net income to net cash provided by operating activities:
Excess tax benefits from stock-based compensation	(27,415)	(5,440)
Non-cash tax charges	—	78,206
Depreciation and amortization	59,927	93,358
Loss on disposal of property and equipment	3,178	3,046
Gain on sale of network adapter business	(4,884)	—
Amortization of debt issuance costs and original issue discount	566	665
Call premium cost and write-off of original issue discount and debt issuance costs related to lenders that did not participate in refinancing	—	5,360
Provision for doubtful accounts receivable and sales allowances	3,528	4,560
Non-cash compensation expense	39,640	38,322
Goodwill impairment charge	83,382	—
Changes in assets and liabilities:
Accounts receivable	52,266	(10,561)
Inventories	4,570	16,605
Prepaid expenses and other assets	(8,371)	(1,714)
Deferred tax assets	57	322
Accounts payable	(7,126)	(14,692)
Accrued employee compensation	(11,738)	(54,163)
Deferred revenue	573	7,924
Other accrued liabilities	33,324	(7,969)
Restructuring liabilities	(10,964)	(418)
Net cash provided by operating activities	277,713	179,105
Cash flows from investing activities:
Purchases of non-marketable minority equity investments	(223)	—
Purchases of property and equipment	(27,395)	(31,568)
Net cash paid in connection with acquisition	—	(44,629)
Proceeds from collection of note receivable	250	—
Proceeds from sale of network adapter business	9,995	—
Net cash used in investing activities	(17,373)	(76,197)
Cash flows from financing activities:
Proceeds from senior unsecured notes	—	296,250
Payment of principal related to senior secured notes	—	(300,000)
Payment of debt issuance costs related to senior unsecured notes	—	(549)
Payment of principal related to capital leases	(1,749)	(975)
Common stock repurchases	(190,432)	(86,179)
Proceeds from issuance of common stock	54,530	35,899
Excess tax benefits from stock-based compensation	27,415	5,440
Net cash used in financing activities	(110,236)	(50,114)
Effect of exchange rate fluctuations on cash and cash equivalents	512	(1,722)
Net increase in cash and cash equivalents	150,616	51,072
Cash and cash equivalents, beginning of period	986,997	713,226
Cash and cash equivalents, end of period	$1,137,613	$764,298

BROCADE COMMUNICATIONS SYSTEMS, INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended
	May 3, 2014	January 25, 2014	April 27, 2013
	(In thousands, except per share amounts)
Non-GAAP adjustments
Stock-based compensation expense included in cost of revenues	$3,474	$3,142	$3,541
Amortization of intangible assets expense included in cost of revenues	396	6,462	9,651
Provision associated with certain pre-acquisition litigation	—	—	3,460
Total gross margin impact from non-GAAP adjustments	3,870	9,604	16,652

Stock-based compensation expense included in research and development	4,422	4,336	4,500
Stock-based compensation expense included in sales and marketing	8,462	6,765	8,012
Stock-based compensation expense included in general and administrative	4,694	4,345	3,119
Amortization of intangible assets expense included in operating expenses	131	9,883	13,151
Restructuring, goodwill impairment, and other related costs	82,703	6,217	—
Gain on sale of network adapter business	—	(4,884)	—
Total operating income impact from non-GAAP adjustments	104,282	36,266	45,434

Income tax effect of non-tax adjustments	(3,685)	(8,366)	(14,814)
Total net income impact from non-GAAP adjustments	$100,597	$27,900	$30,620

Gross margin reconciliation
GAAP gross margin	$354,292	$372,670	$334,112
Total gross margin impact from non-GAAP adjustments	3,870	9,604	16,652
Non-GAAP gross margin	$358,162	$382,274	$350,764
GAAP gross margin, as a percent of Net revenues	66.0%	66.0%	62.0%
Non-GAAP gross margin, as a percent of Net revenues	66.7%	67.7%	65.1%

Operating income reconciliation
GAAP operating income	$20,195	$121,490	$57,179
Total operating income impact from non-GAAP adjustments	104,282	36,266	45,434
Non-GAAP operating income	$124,477	$157,756	$102,613
GAAP operating income, as a percent of Net revenues	3.8%	21.5%	10.6%
Non-GAAP operating income, as a percent of Net revenues	23.2%	27.9%	19.0%

Net income (loss) and net income (loss) per share reconciliation
Net income (loss) on a GAAP basis	$(13,684)	$80,884	$46,949
Total net income impact from non-GAAP adjustments	100,597	27,900	30,620
Non-GAAP net income	$86,913	$108,784	$77,569
Non-GAAP net income per share — basic	$0.20	$0.25	$0.17
Non-GAAP net income per share — diluted	$0.19	$0.24	$0.17
Shares used in non-GAAP per share calculation — basic	436,167	440,573	453,133
Shares used in non-GAAP per share calculation — diluted	450,449	453,549	466,919